Exhibit 99.1

Motive Capital Corp Shareholders Approve Business Combination with Forge Global, Inc.

NEW YORK, March 15, 2022--(BUSINESS WIRE) -- Motive Capital Corp (“MOTV”), a special purpose acquisition company sponsored by affiliates of Motive Partners, today announced that MOTV’s shareholders voted to approve the previously announced business combination with Forge Global, Inc. (“Forge”), a leading private securities marketplace.

“We are thrilled to complete this important milestone in the process of our business combination with Motive Capital Corp and becoming a publicly traded company with vast opportunities to expand our business and offerings creating private company liquidity markets available to and inclusive of a diverse investor base,” said Kelly Rodriques, CEO of Forge. “We appreciate the strong support and confidence indicated by MOTV’s shareholders’ approval of the business combination and look forward to the opportunities ahead for Forge as a public company.”

MOTV held its extraordinary general meeting of shareholders to approve the proposed business combination today, March 15, 2022. Approximately 93.98% of the votes cast at the extraordinary general meeting voted to approve the business combination with Forge. The full results of the vote will be included in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The closing of the business combination is anticipated to take place on March 21, 2022, subject to the satisfaction of certain customary closing conditions. The combined company will be renamed Forge Global Holdings, Inc., and its common stock and warrants are expected to trade on the NYSE beginning on March 22, 2022 under the ticker symbols “FRGE” and “FRGE WS”, respectively.

About Forge

Forge Global, Inc. is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. By combining world-class trading technology and operating expertise, Forge Markets enables private company shareholders to trade private company shares with accredited investors. Forge Company Solutions, Forge Data and Forge Trust along with Forge Markets help provide additional transparency, access and solutions that companies as well as institutional and accredited investors need to confidently navigate and efficiently transact in the private markets. Securities-related services are offered through Forge Securities LLC (“Forge Securities”), a wholly-owned subsidiary of Forge Global, Inc. Forge Securities is a registered Broker Dealer and Member of FINRA/SIPC and alternative trading system.

About Motive Capital Corp

Motive Capital Corp is a blank check company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Motive Capital Corp is sponsored by affiliates of Motive Partners, a specialist private equity firm with offices in New York City and London, focusing on growth equity and buyout investments in software and information services companies based in North America and Europe and serving five primary subsectors: Banking & Payments, Capital Markets, Data & Analytics, Investment Management and Insurance. Motive Partners brings differentiated expertise, connectivity and capabilities to create long-term value in financial technology companies.

1

In these materials, references to “Motive Partners” generally refer to Motive Partners GP, LLC, collectively with its affiliates and any investment funds, investment vehicles or accounts managed or advised by any of the foregoing (each such fund, vehicle or account, a “Motive Fund”). Motive Capital Corp is sponsored by Motive Capital Funds Sponsor, LLC (the “Sponsor”), which is an affiliate of Motive Partners. However, Motive Capital Corp is an independent publicly traded company, and not affiliated with Motive Partners. Motive Partners has not and is not providing investment advice to any person in connection with the matters contemplated herein, including Motive Capital Corp, the Sponsor or Forge.

This material is neither an offer to sell nor a solicitation of an offer to buy any security in any Motive Fund, and may not be used or relied upon in connection with any offer or solicitation. A private offering of interests in a Motive Fund may only be made by such Motive Fund pursuant to the offering documents for such Motive Fund, which will contain additional information about the investment objectives, terms, and conditions of an investment in such Motive Fund and also contain tax information and risk disclosures that are important to any investment decision regarding such Motive Fund. The information contained in this material is superseded by, and is qualified in its entirety by reference to, such offering documents. This communication is intended only for persons resident in jurisdictions where the distribution or availability of this communication would not be contrary to applicable laws or regulations.

Past performance or activities are not necessarily indicative of future results, and there can be no assurance that any Motive Fund will achieve results comparable to those presented herein, or that any Motive Fund will be able to implement its investment strategies or achieve its investment objectives. A Motive Fund’s investment and applicable investment restrictions may differ from those historically employed by Motive Partners, and economic conditions may differ materially from the conditions under which any other investment fund, investment vehicle or account managed by Motive Partners has previously invested. The investments, transactions and operational activities of Motive Partners contained in this material, if any, are shown for illustrative purposes only of the types of investments, transactions and activities that have historically been undertaken by Motive Partners, its affiliates and their respective officers, directors, partners, members, employees and/or advisors.

Important Information and Where to Find It

This communication is being made in respect of the proposed business combination transaction involving Motive Capital Corp (“MOTV”) and Forge Global, Inc. (“Forge” and such transaction, the “Merger”). In connection with the proposed Merger, MOTV has filed with the SEC a registration statement on Form S-4, containing a final proxy statement for the solicitation of the approval of MOTV’s stockholders and a final prospectus for the offer and sale of MOTV’s securities in connection with the business combination. MOTV also has filed and intends to file other relevant documents with the SEC regarding the proposed Merger. Before making any investment decision with respect to the proposed Merger, investors, stockholders and other interested persons are urged to read carefully and in their entirety the definitive proxy statement/prospectus (including any amendments or supplements thereto) as well as other documents filed with the SEC because these documents contain and will contain important information about MOTV, Forge and the proposed Merger. Stockholders are also able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Motive Capital Corp, 7 World Trade Center, 250 Greenwich Street, Floor 47, New York, NY 10007. Stockholders are also able to obtain copies of the proxy statement/prospectus, without charge, at the SEC’s website (www.sec.gov) or by directing a request to info@motivecapitalcorp.com. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

2

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of MOTV and Forge may contain, statements that are not historical facts but are forward looking statements within the meaning of the “safe harbor “provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” ”could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or MOTV’s or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated timing of the closing of the business combination, the expectation of trading on the NYSE, the benefits of the business combination, and future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by MOTV, Forge and their respective management, as the case may be, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of MOTV’s final prospectus filed on December 14, 2020, its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as subsequently amended), and the definitive proxy statement/prospectus contained in the Registration Statement on Form S-4 filed with respect to the business combination, as it may be amended, in each case, under the heading “Risk Factors,” and other documents of MOTV filed, or to be filed, with the SEC. There may be additional risks that MOTV and Forge presently do not know of or that they currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect MOTV’s and Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. MOTV and Forge anticipate that subsequent events and developments will cause their assessments to change. However, while MOTV and Forge may elect to update these forward-looking statements at some point in the future, MOTV and Forge specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing MOTV’s and Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Motive Capital Corp:

Bob Brown

info@motivecapitalcorp.com

Forge Global:

Lindsay Riddell

press@forgeglobal.com

3